As filed with the Securities and Exchange Commission on March 25, 1999

                                                 Registration No.333-____
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-3
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                               ------------------

                             THERMORETEC CORPORATION
             (Exact name of registrant as specified in its charter)
                              ------------------

      Delaware                                                   59-3203761
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)
                              ------------------

                                Damonmill Square
                              9 Pond Lane, Suite 5A
                          Concord, Massachusetts 01742
                                 (781) 622-1000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ------------------

                          Sandra L. Lambert, Secretary
                             ThermoRetec Corporation
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                             Waltham, MA 02454-9046
                                 (781) 622-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                           Seth H. Hoogasian, Esquire
                                 General Counsel
                             ThermoRetec Corporation
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                        Waltham, Massachusetts 02454-9046
                             ----------------------

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement has become effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ x ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ x ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.  [   ]

                              ------------------

                         CALCULATION OF REGISTRATION FEE

                               Proposed
Title of                       Maximum       Proposed
securities         Amount      Offering       Maximum            Amount of
  to be             to be      Price Per     Aggregate         Registration
registered       registered    Share        Offering Price         Fee
Common Stock,
 $.01 par           350,000    $2.50(1)      $875,000(1)         $243.25(1)
value per           shares
  share

      In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of the Company's Common Stock as may be issuable in connection with adjustments under the automatic dividend reinvestment plan described in this Registration Statement to reflect certain changes in the Company's capital structure, including stock dividends or stock splits.

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices of the Common Stock on the American Stock Exchange on March 22, 1999.

PROSPECTUS



                             THERMORETEC CORPORATION

                      Automatic Dividend Reinvestment Plan

                           350,000 Shares Common Stock

                                -------------


      This Prospectus relates to 350,000 shares of Common Stock, par value $.01 per share of ThermoRetec Corporation(the "Company") which may be issued from time to time pursuant to the Company's Automatic Dividend Reinvestment Plan.

                                -------------


      This Investment Involves a High Degree of Risk. You Should Purchase Shares Only if You Can Afford A Complete Loss. See "Risk Factors" beginning on page 4.

                                -------------


      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                                -------------


      The Company is a majority-owned subsidiary of Thermo TerraTech Inc. which is a majority-owned subsidiary of Thermo Electron Corporation. Thermo TerraTech is entitled to receive its pro rata share of any dividends declared by the Company and is eligible to participate in the Plan. The Common Stock is traded on the American Stock Exchange under the symbol "THN."



March 25, 1999

      No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus regarding ThermoRetec Corporation (the "Company") or the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person. All information contained in this Prospectus is as of the date of this Prospectus. Neither the delivery of this Prospectus nor any sale or distribution and resale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not be lawfully made.


                              AVAILABLE INFORMATION


      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and accordingly files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The public may read and copy any materials filed by the Company with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC:
500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains on Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, such as the Company. The Common Stock, par value $.01 per share ("Common Stock") of the Company is listed on the American Stock Exchange, and the reports, proxy statements and other information filed by the Company with the SEC can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

      The Company has filed with the SEC a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the Registration Statement, copies of which may be obtained upon payment of the fees prescribed by the SEC from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Seven World Trade Center, New York, New York, 10048 and at 500 West Madison Street, Chicago, Illinois, 60661.

      The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents that have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to: Sandra L. Lambert, Secretary, ThermoRetec Corporation, 81 Wyman Street, P. O. Box 9046, Waltham, Massachusetts 02454-9046 (telephone number: (781) 622-1000).


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents previously filed with the SEC are incorporated in this Prospectus by reference:

            (1) The Company's Annual Report on Form 10-K for the fiscal year ended April 4, 1998, as amended.

            (2) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended July 4,1998, October 3, 1998 and January 2, 1999.

            (3) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A, filed under the Exchange Act, as amended.

            All reports or proxy statements filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies, supersedes or replaces that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   THE COMPANY

      ThermoRetec Corporation (the "Company") is a national provider of environmental services, including industrial, nuclear and soil remediation, as well as waste-fluids recycling. The Company's principal executive offices are located at Damonmill Square, 9 Pond Lane, Suite 5A, Concord, Massachusetts 01742 and its telephone number is (781) 622-1000.


                                  RISK FACTORS

     In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we caution readers that the matters described in this section, among others, have in the past and could in the future affect our actual results of operations. We make forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), throughout this Prospectus or the documents incorporated herein by reference. You should consider any statements contained in this Prospectus that are not historical, factual statements to be forward-looking statements. Among others, we intend the words "believes," "anticipates," "plans," "expects," "seeks," "estimates" and similar expressions to identify forward-looking statements. Many important factors could cause our results to differ materially from the results indicated by any forward-looking statements. Those factors include factors discussed in this section and those discussed in other sections of this Prospectus.

      Dependence on Environmental Regulation. Environmental laws at each level of government govern both the markets we address and our own operations. These environmental laws played an important part in the creation of the markets that we serve, such as the markets for industrial remediation services, nuclear remediation services, hazardous waste remedial construction services, soil-remediation services, and waste-fluids recycling services. We depend on these laws and their enforcement to sustain the markets for our services. These laws also govern the construction and operation of our facilities. These laws and regulations may change in the future, which could require us to comply with new technologies or stricter standards. In addition, the government could make these laws and regulations more lenient in the future, which could reduce the size of the markets we address. Any of these changes in environmental laws and regulations could have a material adverse effect on our business.

      The federal government has delegated responsibility for establishing and enforcing some federal environmental policies, such as the federal underground storage tank policy, to the states. State governments may impose more stringent requirements under this authority than the federal government might require. Some states have adopted a "risk-based" approach to setting priorities and standards for hazardous site cleanups. This approach tries to balance the costs of remediation against the potential harm to human health and the environment from leaving sites untreated. Other states could adopt similar policies, and these policies could reduce the size of our potential market.

      Potential Environmental and Regulatory Liability. Comprehensive environmental protection laws and regulations govern our operations. These laws and regulations relate to the control of air, soil, and water pollution, and regulate health, safety, zoning, land use, and the handling and transportation of hazardous and nonhazardous materials. These laws and regulations also impose liability for remediation of environmental contamination both on- and off-site that resulted from operations at the site. We also may be required to comply with certain requirements as a condition to our receipt, renewal or retention of operating permits or licenses. Existing and future laws and regulations may require us to change our operating methods, facilities, or equipment at a substantial cost, without a corresponding increase in revenue. As a result of these laws, we could also receive fines, penalties, or orders to remediate property or stop work in progress. Such proceedings and associated costs and expenses could have a material adverse impact on our business. We are also subject to many laws and regulations governing protection of human health and safety. We could be liable under these laws and regulations if any of our employees were exposed to radiation or other hazardous contamination or if we did not isolate and remove radioactive or other hazardous contaminants from soil.

      Our goal is to operate our business to minimize our exposure to environmental and other regulatory liabilities. Neither our customers nor our employees have brought any claims resulting in these liabilities to date, but we can make no assurance that such claims cannot or will not be asserted against us in the future.

      Uncertainty of Funding. Many individuals and small companies do not have sufficient funds to comply with environmental cleanup requirements. To address this problem, some states have established tax-supported trust funds to help people pay for environmental compliance and site cleanup. Consequently, in many states in which we market our soil-remediation services, most, and in some cases virtually all, of the cost for our services is paid by large companies and/or state trust funds. Any substantial decrease in this funding could have a material adverse effect on our business and financial performance. In many states, the number of sites requiring cleanup and the costs of compliance are much higher than were originally thought. As a result, several states have relaxed their enforcement activities and others have reduced compliance requirements in order to reduce cleanup costs. These factors have already led to lower levels of cleanup activity in some states and have had a material adverse effect on our business. Continued reduced emphasis on enforcement activities and/or further reductions in environmental compliance requirements will have an even more severe adverse effect on our business.

      We depend heavily on funding from the federal and state governments and their agencies for our compensation. For example, Thermo NUtech provides a large portion of its services to the U.S. Department of Energy (the "DOE"). Declines in spending by the DOE and other governmental agencies could have a material adverse effect on our business.

     Effects of Intense Competition. The markets for many of our services are regional and we meet with intense competition from numerous local competitors. Some of our competitors have greater technical and financial resources than we have. As a result, they may be able to adapt more quickly to new technologies and changes in customer requirements, or to devote more resources to the promotion and sale of their services than we can. Competition could increase if new companies enter the market or if existing competitors expand their service lines. Our current technology, technology under development, and ability to develop new technologies may not be sufficient to allow us to compete effectively in our markets.

         Decline in Business due to Seasonal Influences. The level of activity of most of our businesses fluctuates based on the season of the year. A majority of our soil-remediation and fluids-recycling sites decline in activity in severe weather conditions. In addition, site remediation work and certain environmental testing services, such as the services provided by RETEC, IEM Sealand, and Thermo NUtech, may decline in the winter because of severe weather conditions.

         Possible Obsolescence Due to Technological Change. We expect rapid technological developments to continue in the environmental services industry. Our technologies could become obsolete or uneconomical as a result of technological advances made by other companies that address our markets or by future entrants into the industry. We may not have the resources or otherwise be able to respond successfully to technological advances by others.

        Risks Associated with Acquisition Strategy. We have, as part of our strategy, acquired businesses that complement or add to our existing services. We do not expect in the near future to seek additional acquisitions actively, and plan instead to concentrate on strengthening our core businesses. We may, however, acquire additional complementary businesses if they are available on attractive terms.

      Attractive acquisitions are difficult to identify and complete for a number of reasons, including competition among prospective buyers and the need for regulatory approvals. We may pay a substantial premium over the fair value of the net assets of any acquired companies. We may not be able to complete future acquisitions, and we may not be able to successfully integrate any acquired businesses. In order to finance any acquisitions, we may have to raise funds by selling our securities in the public or private markets. We may not be able to obtain financing at all or on favorable terms. Any equity financing may result in dilution to our stockholders.

         No Assurance of Development and Commercialization of Technology Being Developed. We are currently developing several technologies that we may ultimately offer to our customers. We must successfully address several technological challenges in order to complete any of our development efforts. Technology development is highly risky, and returns to investors depend on the successful development and commercialization of technology. Technologies we develop now or in the future may not be technologically feasible, accepted by the marketplace, or completed in a timely manner.

      Potential Impact of Year 2000 on Processing of Date-sensitive Information. We are currently assessing the potential impact of the year 2000 on the processing of date-sensitive information by our computerized information systems and products we purchase. We believe that our internal information systems are or will be year 2000 compliant before the year 2000 without incurring material costs. We may, however, experience unexpected costs and delays in making our internal information systems year 2000 compliant. Any costs and delays could result in a material adverse effect on our future results of operations.

      We are presently evaluating the response of our key suppliers to the year 2000 issue and the effect this might have on us. We have not completed our analysis and we cannot conclude at this time that the year 2000 problem as it relates to products purchased from key suppliers is not reasonably likely to have a material adverse effect on our future results of operations.


                      AUTOMATIC DIVIDEND REINVESTMENT PLAN


     The Company's Automatic Dividend Reinvestment Plan (the "Plan") became effective on July 26, 1994 and was amended on July 24, 1997 and on February 23, 1999, to increase the number of shares of Common Stock issuable under the Plan by 500,000 shares and 350,000 shares, respectively, to an aggregate of 1,300,000 shares. The following is a complete statement, in question and answer form, of the provisions of the Plan.

Purpose

      1.    What is the purpose of the Plan?

      The purpose of the Plan is to provide holders of the Company's Common Stock with a simple and convenient method of investing cash dividends to purchase additional shares of Common Stock at a price based on market value, without payment of any brokerage commission or service charge. Shares of Common Stock purchased under the Plan will be acquired directly from the Company and will consist of authorized and unissued shares and/or shares of Common Stock held in the Company's treasury.

Description

      2. How does the Plan operate?

      Participants in the Plan will have cash dividends on all or any portion of their Common Stock automatically reinvested in additional shares of Common Stock. No commission or service charge is paid by participants in connection with purchases under the Plan. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to participants' accounts. In addition, dividends with respect to such fractions, as well as full shares purchased for participants' accounts under the Plan, will be credited to participants' accounts. Participants can avoid the cumbersome safekeeping of certificates for shares credited to their accounts under the Plan. Periodic statements of account provide each participant with a record of each transaction.

            Shareholders of the Company who do not wish to participate in the Plan will receive cash dividends, as and if declared, by check. Shareholders who wish to participate in the Plan only with respect to a portion of their shares will receive cash dividends, as and if declared, by check with respect to the balance of their shares not enrolled in the Plan.

Administration

      3. Who administers the Plan for participants?

      BankBoston (the "Bank") currently administers the Plan for participants, keeps records, sends statements of account to participants shortly after each dividend payment date, and performs other duties relating to the Plan. Common Stock purchased under the Plan will be registered in the name of the Bank as agent for participants in the Plan.

Participation

      4. Who is eligible to participate?

      All holders of Common Stock are eligible to participate in the Plan. Holders may participate in the Plan with respect to all or any portion of their shares. Record holders of Common Stock are eligible to participate in the Plan directly. In order to be eligible to participate in the Plan, beneficial owners of such stock whose shares are registered in names other than their own (e.g., in the name of a broker, bank nominee or trustee) must either become shareholders of record by having all or a portion of their shares transferred into their own names or make appropriate arrangements for their broker or nominee to participate on their behalf. Shareholders will not be eligible to participate in the Plan if they reside in a jurisdiction in which it is unlawful under state or local securities or "blue sky" laws for the Company to permit their participation. A shareholder's right to participate in the Plan is not transferable to any other person.

      5. How does an eligible shareholder participate?

      Eligible shareholders may join the Plan by signing an Authorization Form and returning it to the Bank. A postage paid envelope is provided for this purpose. An Authorization Form may be obtained at any time by written request to BankBoston, c/o Boston EquiServe Limited Partnership, Investor Relations Department, P.O. Box 8040, Boston, Massachusetts 02266-8040.

            The Authorization Form allows each shareholder to designate the extent to which he wishes to participate in the Plan through the following options:

            (a) "Full Dividend Reinvestment" directs the Company to invest, in accordance with the Plan, all of a participant's dividends on all shares of Common Stock then or subsequently registered in the participant's name; and

            (b) "Partial Dividend Reinvestment" directs the Company to remit cash dividends to the participant on those full shares of Common Stock specified in the appropriate space on the Authorization Form and directs the Company to invest the remaining dividends in shares of Common Stock in accordance with the Plan.

            A participant may change the extent to which he participates in the Plan by submitting a new Authorization Form to BankBoston, c/o Boston EquiServe Limited Partnership, Investor Relations Department, P.O. Box 8040, Boston, Massachusetts 02266-8040.

      6. When may a shareholder join the Plan?

      A shareholder may join the Plan at any time. If the Authorization Form is received by the Bank on or before the record date for a dividend, then the dividend will be used to purchase additional shares of Common Stock for the shareholder as set forth under Question 9. If the Authorization Form is received by the Bank after a record date, the shareholder's purchases will not start until the next following dividend payment date.

Costs

      7. Are there any expenses to participants in connection with purchases under the Plan?

            No. Participants do not pay brokerage fees, and all costs of administration of the Plan are to be paid by the Company.

Purchases

      8. How many shares of Common Stock will be purchased for a participant?

            The number of shares to be purchased depends on the amount of a participant's dividends that are reinvested and the price of the Common Stock. Each participant's account will be credited with that number of shares, including fractions computed to three decimal places, equal to the total amount to be invested divided by the purchase price.

      9. What will be the price of shares of Common Stock purchased under the Plan?


            The purchase price for the shares of Common Stock purchased from the Company will be the average of the closing prices of such shares as reported on the American Stock Exchange on the five consecutive trading days immediately preceding the dividend payment date. Reports to Participants

      10. What kind of reports will be sent to participants in the Plan?

            Each participant in the Plan will receive a statement of his account from the Bank shortly following each dividend payment date. These statements are a participant's continuing record of the cost of his purchases and should be retained for income tax purposes. The Bank may charge fees to participants who request copies of past statements. In addition, each participant will receive a Prospectus relating to the Plan and copies of the communications sent to every other shareholder, including annual reports to shareholders, quarterly reports to shareholders, notices of annual and special meetings of shareholders, proxy statements and income tax information for reporting dividends paid.

Dividends

      11. Will participants be credited with dividends on shares of Common Stock held in their accounts under the Plan?

            Yes. The Company pays dividends, as declared to the record holders of all of its issued and outstanding Common Stock. All dividends on shares held in the Plan for a participant under the "Full Dividend Reinvestment" option will be reinvested in additional shares of Common Stock under the Plan. To the extent that a participant under the "Partial Dividend Reinvestment" option requests that cash dividends on a specified number of shares to be sent to him, the Bank will send the cash dividend to the participant in the usual manner. Accounts of participants will be credited with dividends on fractions of shares.

Certificates for Full Shares

      12. Will certificates be issued for shares of Common Stock purchased?

            Normally, certificates for shares of Common Stock purchased under the Plan will not be issued to participants. The number of shares credited to an account under the Plan will be shown on the participant's periodic statements of account. This convenience protects against loss, theft or destruction of share certificates.

            Certificates for any number of full shares credited to an account under the Plan will be issued upon the written request of a participant who wishes to remain in the Plan. This request should be mailed to BankBoston, c/o Boston EquiServe Limited Partnership, Investor Relations Department, P.O. Box 8040, Boston, Massachusetts 02266-8040. Any remaining full shares and any fraction of a share will continue to be credited to the participant's account.

            Shares credited to the account of participants under the Plan may not be pledged or assigned. A participant who wishes to pledge or assign such shares must request that certificates for such shares be issued in his name.

            Certificates for fractions of shares will not be issued under any circumstances.

      13. In whose name will certificates be registered when issued?

     Accounts under the Plan are maintained in the names in which certificates of participants were registered at the time they entered the Plan. Consequently, certificates for full shares issued upon the request of participants will be similarly registered.

Safekeeping of Certificates

      14. May a participant send Common Stock share certificates held in his possession to the Bank for safekeeping?

            Yes. Participants in the Plan may send Common Stock share certificates held in their possession to the Bank for safekeeping at no cost. All certificates should be sent to the Bank, unendorsed and accompanied by a letter of instruction, to the address indicated on the cash remittance slip by either registered or certified mail, return receipt requested. These shares will be combined with those full and fractional shares acquired under the Plan and held by the Bank for which certificates have not been issued. Participants should be aware that shares requested by a participant to be sold which have been submitted for safekeeping will not be sold until after 30 days following the receipt by the Bank of the certificate.

Changing Extent of Participation and Withdrawal

      15. When will a participant's request to change the extent of his participation become effective?

            Any changes in the extent of a participant's participation in the Plan will become effective with respect to a dividend payment date if written notice of such change is received by the Bank on or before the record date corresponding to such dividend payment date.

      16. How does a participant withdraw from the Plan?

            In order to withdraw from the Plan, a participant must notify BankBoston, c/o Boston EquiServe Limited Partnership, Investor Relations Department, P.O. Box 8040, Boston, Massachusetts 02266-8040, in writing that he wishes to withdraw. When a participant withdraws from the Plan or upon termination of the Plan by the Company, certificates for full shares credited to his account under the Plan will be issued and a cash payment will be made for any fraction of a share (see Question 18). Upon his withdrawal from the Plan, the participant may, if he desires, also request that all of the shares credited to his account in the Plan be sold. If he requests such sale, the sale will be made within five business days after receipt of the request for the account of the participant by the Bank. The participant will receive the proceeds of the sale less any brokerage commission, any transfer tax and a transaction fee equal to 5% of the total sale value (which fee will be not less than $1.00 and not more than $10.00 per transaction).

      17. When may a participant withdraw from the Plan?

            A participant may withdraw from the Plan at any time, in whole or in part.

            A request to withdraw should be received by the Bank prior to the dividend record date in order for withdrawal to be effective for that dividend. If the request to withdraw is received by the Bank between the record date for a dividend and the payment date for that dividend, the amount of the dividend will be invested for the participant's account. In that event, the participant's request to withdraw will be processed as soon as all shares acquired with that investment have been credited to the participant's account. All subsequent dividends will be paid in cash to him unless he re-enrolls in the Plan, which he may do at any time.

            If the request to withdraw is received by the Bank on or subsequent to the dividend payment date, the dividend paid on such date will be invested for the participant's account. His next dividend and all subsequent dividends will be paid to him in cash unless he re-enrolls in the Plan, which he may do at any time.

      18. What happens to a fraction of a share when a participant withdraws from the Plan?

            When a participant withdraws from the Plan, a cash adjustment representing any fraction of a share will be mailed directly to the participant. The cash payment to each such participant will be based on the then current market value of a share, as reported on the American Stock Exchange, at the time the withdrawal is processed by the Bank.
Other Information


      19. What happens when a participant sells or transfers all of the shares registered in his name?

            If a participant disposes of all shares of Common Stock registered in his name, the Bank will continue to reinvest the dividends on the shares credited to his account under the Plan until notified by such participant that he wishes to withdraw from the Plan.

      20. If the Company has a rights offering, how will a participant's entitlement be computed?

            A participant's entitlement in a rights offering will be based upon his total holdings -- just as his dividends are computed currently. Rights certificates will be issued for the number of full shares only, however, and rights based on a fraction of a share held in a participant's account will be sold for his account and the proceeds, less commissions and taxes, if any, will be mailed directly to the participant.

      21. What happens if the Company issues a stock dividend or declares a stock split?

            Any shares distributed by the Company due to a stock dividend or a stock split on shares credited to the account of a participant under the Plan will be added to the participant's account. Stock dividends or shares resulting from a stock split distributed on shares registered in the name of the participant will be mailed directly to the participant in the same manner as to shareholders who are not participating in the Plan.

      22. Does a participant's purchase of shares of Common Stock under the Plan entitle him to preemptive rights with respect to additional shares of Common Stock or other securities that may be issued by the Company?

            Shareholders of the Company do not have preemptive rights. Therefore a purchase of Common Stock under the Plan does not entitle the participant to preemptive rights with respect to additional shares of Common Stock or other securities that may be issued by the Company.

      23. How will a participant's shares be voted at meetings of shareholders?

            A participant will have voting rights with respect to any shares the Bank holds in the participant's account. The Bank will send each participant a form of proxy and proxy statement (which form of proxy may be combined with the form of proxy used with respect to shares held of record), and vote such shares in accordance with the participant's direction. If a participant does not return a properly signed form of proxy to the Bank on a timely basis, the Bank will not vote such shares.

      24. What are the Federal income tax consequences of participation in the Plan?

            In general, shareholders who participate in the Plan will have the same Federal income tax obligations with respect to dividends payable to them as any other holder of Common Stock. A participant will be treated for Federal income tax purposes as having received, on the dividend payment date, a dividend equal to the full amount of the cash dividend payable on such dividend payment date on both shares registered in his name and credited to his account and as having invested that cash in additional shares of Common Stock. The Plan
participant   is  advised  to  consult  his  own  tax  advisors  for  other  tax consequences.

      25. What is the responsibility of the Company and the Bank under the Plan?

            The Company and the Bank in administering the Plan will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death or with respect to the prices at which shares of Common Stock are purchased for the participant's account and the times when such purchases are made or with respect to any fluctuation in the market value of the Common Stock after the purchase or sale of shares of Common Stock on behalf of Plan participants.

            The participant should recognize that the Company cannot assure him of a profit or protect him against a loss on the Common Stock purchased by him under the Plan.

      26. What provision is made for shareholders whose dividends are subject to income tax withholding?

            In the case of shareholders, including eligible foreign shareholders, whose dividends are subject to United States income tax withholding, the Bank will invest in Common Stock an amount equal to the dividends less the amount of tax required to be withheld. Statements confirming purchases made for such participants will indicate the amount of tax withheld.

      27. May the Plan be changed or discontinued?

            The Company reserves the right to amend, suspend, modify or terminate the Plan at any time. Notice of any such amendment, suspension, modification or termination will be sent to all record holders of Common Stock. The Bank reserves the right to resign at any time upon reasonable notice to the Company in writing.

      28. Who interprets the Plan?

            The Company reserves the right to interpret the Plan as deemed desirable or necessary in connection with its operation.

      29. To whom may a shareholder direct additional questions regarding the Plan?

            The Bank will answer shareholder inquiries in connection with the Plan. Such inquiries should be directed to BankBoston, c/o Boston EquiServe Limited Partnership, Investor Relations Department, P.O. Box 8040, Boston, Massachusetts 02266-8040.


                                 USE OF PROCEEDS

      The Company knows neither the number of shares that will ultimately be purchased under the Plan nor the prices at which such shares will be purchased. The Company intends to add the proceeds from such purchases to the general funds of the Company for general corporate purposes.

                                  LEGAL MATTERS

     The validity of the Common Stock offered hereby has been passed upon by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian is a full-time employee of Thermo Electron Corporation ("Thermo Electron"), the majority stockholder of Thermo TerraTech Inc. ("Thermo TerraTech"), which in turn is the majority stockholder of the Company, is an officer of the Company, Thermo TerraTech and Thermo Electron, and owns or has the right to acquire 7,500 shares of Common Stock, 5,257 shares of the Common Stock, $.01 par value per share, of Thermo TerraTech, and 348,828 shares of the Common Stock, $1.00 par value per share, of Thermo Electron.


                                     EXPERTS

      The financial statements and schedule of the Company for the three fiscal years ended April 4, 1998, incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K, have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

      Item 14.  Other Expenses of Issuance and Distribution.

      The expenses incurred by the Company in connection with the issuance and distribution of the securities being registered are as follows. All amounts are estimated except the Securities and Exchange Commission registration fee and the American Stock Exchange listing fee.

                                                                  Amount
Securities and Exchange Commission Registration Fee              $    243
Legal fees and expenses                                             1,000
Accounting fees and expenses                                        2,000
Miscellaneous                                                       1,000
                                                                 --------
     Total                                                       $  4,243


      Item 15.  Indemnification of Directors and Officers.

      The Delaware General Corporation Law and the Company's Certificate of Incorporation and By-Laws limit the monetary liability of directors to the Company and to its stockholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

      Thermo Electron Corporation has an insurance policy which insures the directors and officers of Thermo Electron and its subsidiaries, including the Company, against certain liabilities that might be incurred in connection with the performance of their duties.

      Item 16.  Exhibits and Financial Statement Schedules.

      See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.

      Item 17.  Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

             (1)  To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii)To include any material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                        Provided,   however,   that  paragraphs   (a)(1)(i)  and
                  (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 25th day of March, 1999.

                                             THERMORETEC CORPORATION


                                        By:   /s/ Robert W. Dunlap
                                              ---------------------------------
                                             Robert W. Dunlap, President
                                             and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Theo Melas-Kyriazi, Paul F. Kelleher, Seth H. Hoogasian, Sandra L. Lambert and Kenneth J. Apicerno, and each of them, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                     Title                         Date

                                   President, Chief
                                   Executive
/s/ Robert W. Dunlap               Officer and Director          March 25, 1999
---------------------------------
Robert W. Dunlap
                                   Vice President and Chief
/s/ Theo Melas-Kyrizai             Financial Officer             March 25, 1999
---------------------------------
Theo Melas-Kyrizai


/s/ Paul F. Kelleher               Chief Accounting Officer      March 25, 1999
---------------------------------
Paul F. Kelleher

     Signature                     Title                         Date

                                   Chairman of the Board
/s/ John P. Appleton               and Director                  March 25, 1999
---------------------------------
John P. Appleton

/s/ Elias P. Gyftopoulos           Director                      March 25, 1999
---------------------------------
Elias P. Gyftopoulos

/s/ Fred Holubow                   Director                      March 25, 1999
---------------------------------
Fred Holubow

/s/ Brian D. Holt                  Director                      March 25, 1999
---------------------------------
Brian D. Holt

/s/ Frank E. Morris                Director                      March 25, 1999
---------------------------------
Frank E. Morris

/s/ William A. Rainville           Director                      March 25, 1999
---------------------------------
William A. Rainville

                                  EXHIBIT INDEX


Exhibit
Number              Description of Exhibit



5.                  Opinion of Seth H. Hoogasian, Esq.

23(a)               Consent of Arthur Andersen LLP

  (b)               Consent of Seth H. Hoogasian, Esq.
                    (contained in Exhibit 5)

24                  Power of Attorney (See Signature Page)

                             ThermoRetec Corporation
                                Damonmill Square
                              9 Pond Lane, Suite 5A
                             Concord, MA 01742-2851

                                          March 25, 1999


ThermoRetec Corporation
Damonmill Square
9 Pond Lane, Suite 5A
Concord, MA 01742-2851

      Re: Registration Statement on Form S-3 Relating to 350,000 Shares of the Common Stock, $.01 par value, of ThermoRetec Corporation.

Dear Sirs:

      I am General Counsel to ThermoRetec Corporation, a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement"), of 350,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares").

      I or a member of my staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

      Based upon and subject to the foregoing, I am of the opinion that:

      1. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware.

      2. The issuance and sale of the Shares as contemplated in the Registration Statement have been duly authorized by the Company.

      3. The Shares, when issued and sold in accordance with the provisions of the Company's Automatic Dividend Reinvestment Plan, will be validly issued, fully paid and nonassessable.

      I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                          Very truly yours,


                                          /s/ Seth H. Hoogasian
                                          Seth H. Hoogasian
                                          General Counsel

SHH/cb

                                                                   Exhibit 23(a)



                  Consent of Independent Public Accountants


      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 12, 1998, included in ThermoRetec Corporation's Form 10-K, as amended, for the year ended April 4, 1998 and to all references to our Firm included in this registration statement.


Boston, Massachusetts
March 25, 1999

                                             ARTHUR ANDERSEN LLP